EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2003 relating to the consolidated financial statements of Specialized Health Products International, Inc., which appears in Specialized Health Products International, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

Salt Lake City, Utah
January 26, 2004